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Exhibit 4.3

  Enrollment Form

You may use this enrollment form to enroll in the Aventis Horizon 2003 Program described in the Horizon Program Brochure and Prospectus provided to you or, you may enroll via the Horizon 2003 Web site by visiting www.aventishorizon.net. If you wish to obtain additional information or if you have any questions regarding the Horizon Program, please call the Horizon Hotline at 1-866-262-2376 prior to enrolling. After the enrollment period is over, you will receive a statement confirming your investment elections. If you do not wish to participate in the Horizon Program, you do not need to do anything.

Please Print Clearly.

Last Name:	E-Mail Address:

First Name:	Social Security Number:

Home Address:	Associate Number:

City: State: ZIP Code:	Affiliate: ☐ Pharmaceuticals ☐ Behring ☐ Pasteur

Business Phone: ( ) ext:

Leverage Plan

Enter the number of Leverage Plan options for ten shares you wish to purchase in the box below. The maximum number of Leverage Plan options you may elect to purchase is 80. If you do not wish to participate in the Leverage Plan, enter zero.

Number of options for ten shares (max 80):

Your Leverage Plan order may be reduced if the total number of shares optioned exceeds the number of shares available. If you choose to participate in the Leverage Plan, please check one of the boxes below to indicate what to do in the event that your Leverage Plan order is reduced.

If my Leverage Plan order is reduced:

☐	I authorize Aventis to add to my Classic Plan order the number of options for ten shares by which my Leverage Plan order is reduced. (If you select this option, you must also complete the Dividend Payments election under "Classic Plan," below.)
☐	I do not want to add to my Classic Plan order the number of options for ten shares by which my Leverage Plan order is reduced.

Classic Plan

Enter the number of Classic Plan shares you wish to purchase in the box below, and enter an election for disposition of your Classic share dividends. If you do not wish to participate in the Classic Plan, enter zero.

Number of Classic Plan shares:

Dividend Payments:

☐	I elect to have any dividends on Classic Plan shares automatically reinvested in Aventis shares.
☐	I elect to have any dividends on Classic Plan shares paid to me in cash.

Total Investment and Payment

Enter the total number of Leverage Plan options for ten shares and Classic Plan shares you wish to purchase.

A.	Total Number of options for ten shares:	B.	Total Number of Classic Plan shares:

C.	Add Box A and B:

Your total investment cannot exceed 25% of your annual salary plus target bonus. If your elections cause your total investment to exceed 25%, your enrollment in the Horizon Program will not be completed.

The maximum amount that you may pay through payroll deductions is $10,000, less the balance of any outstanding loans that you currently have with Aventis or an affiliate. If your investment exceeds this maximum, you must pay any excess amount in one lump-sum payment.

Please indicate how you intend to fund your investment. (Do not send payment at this time.)

Total Investment (Box C × $41.98):	$

Lump-Sum Payment:	$	Payroll Deduction (cannot exceed $10,000):	$

Please read the Terms and Conditions on the back of this form and provide your signature and the date.

Please note that if you do not sign and date this document, your enrollment will not be processed.

United States

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Terms and Conditions

By signing this document, you agree to the following:

  •
  If I elect payroll deductions, I authorize Aventis to deduct the amount to be paid through payroll deductions from my pay, in substantially equal installments over a period of twelve months (or until fully paid).

  •
  If I elect a lump-sum payment, I agree to pay Aventis that amount in one lump-sum payment when notified. If I fail to pay this lump-sum payment when due, I authorize Aventis to deduct the unpaid amount from my pay, in substantially equal installments over a period of twelve months (or until fully paid).

  •
  If my investment in the Horizon Program, when added to any outstanding loans with Aventis, exceeds $10,000 and I fail to pay the amount in excess of $10,000 in a lump sum, I authorize Citibank (or any other custodian) to sell my Classic Plan shares on my behalf to cover the unpaid amount (and related costs of sale), and/or to immediately deduct the unpaid amount from my pay.

  •
  If, prior to April 1, 2008, my employment with Aventis terminates or my employer ceases to be part of the Aventis group, I agree to pay to Aventis upon demand any unpaid balance of my investment in the Classic Plan and the Leverage Plan and any required tax withholding. If I fail to pay such amounts, I authorize Citibank (or any other custodian) to sell Classic Plan shares and the shares in my option account on my behalf, to the extent necessary to cover my obligations (any outstanding share-purchase balance, and any taxes and fees due), and to pay the amount due to Aventis. In the event the shares sold are insufficient to satisfy all my obligations, I will be required to pay Aventis the remaining balance. If I fail to do so, my remaining obligation may be handled by a collection agency.

  •
  On April 1, 2008, I authorize Citibank (or any other custodian) to sell Classic Plan and Leverage Plan shares then allocated to my account on my behalf, to the extent necessary to cover my tax-withholding obligations on my Leverage Plan shares (as well as fees due), and to pay the amount due to Aventis.

  •
  I have received a copy of the Horizon Program Brochure and Prospectus describing the offering under the Horizon Program, and I understand and agree to the terms and conditions of the program as described in the Horizon Program Brochure and Prospectus.

  •
  I have received a copy of the 2002 Annual Report on Form 20-F filed by Aventis with the U.S. Securities and Exchange Commission, which contains financial and other information concerning Aventis.

  •
  I have been given the opportunity to ask questions of, and receive answers from, Aventis relating to the Horizon Program and its terms and conditions as I consider sufficient for me to make an informed decision to participate in the program.

  •
  I hereby appoint Aventis as my attorney-in-fact and agent to transfer or direct the transfer of any or all such shares on the books of any transfer agent, registrar or person performing similar functions, such power being coupled with an interest.

  •
  I have the legal capacity and authority to enroll in the Horizon Program and undertake the obligations described in the Horizon Program Brochure, Prospectus and, if applicable, the Promissory Note.

  •
  Aventis has made no representations or commitments to me that are inconsistent with the terms and conditions of the Horizon Program as described in the enclosed Horizon Program Brochure and Prospectus.

  •
  I am eligible to purchase options and shares under the Horizon Program as described in the enclosed Horizon Program Brochure and Prospectus.

  •
  I have determined that the benefits and risks of participating in the Horizon Program are appropriate for me given my personal financial and investment goals.

  •
  This enrollment is the only order I am submitting. I understand that any prior enrollment form I have submitted will be superseded by this enrollment form immediately upon submission.

  •
  The provisions of this enrollment form shall be governed by New York state law.

  If you have elected to participate in the Leverage Plan, you agree to the following:

  •
  I have received, read and understand the Promissory Note with respect to the Leverage Plan, and agree to be bound by its terms and by the terms of this enrollment form and the Horizon Program, as set forth in the Horizon Program Brochure and Prospectus. I authorize Aventis to execute a Promissory Note for a loan on my behalf, and I authorize Aventis to have shares allocated to my option account as a result of the loan. I acknowledge that execution of the Promissory Note and other agreements by Aventis or an Aventis affiliate on my behalf will result in a contract binding on me as if I had signed the Promissory Note and other agreements personally.

  •
  I acknowledge that by executing the Promissory Note and other agreements on my behalf in accordance with my instructions, neither Aventis nor any Aventis affiliate will become a party to the Promissory Note or other agreements and will incur no liability or obligation to me or to any other person. I understand and agree that Citibank (or another agent) will hold my option account, together with the option accounts of other employees, subject to a security interest in favor of the lender. I understand that the amount I receive with respect to the Leverage Plan will be determined as described in the Horizon Program Brochure and Prospectus.

  •
  I hereby appoint Aventis, acting through any duly authorized officer or agent, as my agent, attorney-in-fact and proxy for the purpose of:

  (i)
  executing on my behalf the Promissory Note;

  (ii)
  causing payments owed and deliveries required by me under the Promissory Note in respect of interest and principal to be paid and delivered; and

  (iii)
  taking any and all actions necessary or appropriate to create and perfect any security interest in my shares to secure my obligations under the Promissory Note, in accordance with New York law, including entering agreements with Citibank (or another agent) relating to the holding and control of the shares in my option account.

Signature

Please sign the form below. If you do not sign the form, your enrollment will not be accepted.

Signature:	Date:

Return this form to the following address: Aventis Stock Purchase Program c/o Allecon Stock Associates 2100 East Maple Road Suite 325 Birmingham, MI 48009-6514	Please keep a copy for your records.

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  Exhibit 4.3